UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012 (September 7, 2012)

Covalent Energy International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51342	27-5558448
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

1875 "I" Street, N.W.
Suite 500
Washington, D.C.	20006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 429-6833

7637 Leesburg Pike

Falls Church, VA 22043

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 21, 2010, the predecessor of Covalent Energy International, Inc., Chartwell International, Inc. ("Chartwell"), entered into an agreement and plan of merger (the “Merger Agreement”) with Energy Resources Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Chartwell, and Energy Resources Holdings, LLC (“ERH”), pursuant to which the Merger Sub was merged into ERH (the “Merger”), with ERH being the surviving corporation and becoming a wholly-owned subsidiary of Chartwell. In accordance with Chartwell's plan of reorganization that was confirmed on October 21, 2010 in the voluntary Chapter 11 case in the Bankruptcy Court for the Southern District of New York (Case No. 10-37462), ERH merged into Chartwell International, Inc., a Nevada corporation, and to change its domicile from Nevada to Delaware Chartwell International, Inc. merged into Covalent Energy International, Inc., a Delaware corporation. Chartwell, in accordance with its plan of reorganization, effected a 1:2 reverse split, increased its authorized shares of capital stock to 510 million (500 million shares of common stock and 10 million blank check preferred stock), and issued 90% of its issued and outstanding shares of common stock or 197,946,117 shares to the members of ERH, 10,997,006 shares to the holders of its unsecured claims, and 10,997,006 shares to the existing holders of its common and preferred stock, to complete the Merger. All of the members of ERH are accredited investors as such term is defined in Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”), and the 219,940,130 shares of the Company’s common stock were issued under the exemption from registration under Rule 506 of Regulation D of the Securities Act.

As a result of the Merger, Chartwell, now Covalent Energy International, Inc. (“Covalent Energy”), is engaged in the business of development and financing of commercial projects in the energy sector, focusing on the extraction and utilization of natural gas and renewable-resources power generation. Covalent Energy has investments in energy resources projects, especially the exploration and production of unconventional gas resources (coal bed/coal mine methane, shale gas and tight sands). Covalent Energy expects to capitalize on the increased demand for natural gas, with an established presence in the Black Sea region and the Southern African region, and in the United States.

Covalent Energy is an equity stakeholder in project companies it forms with local companies in various countries where it is engaged in energy projects, in which it serves as a project sponsor and the principal technical partner. Covalent Energy is involved in coal bed methane projects in Turkey, Ukraine, and the Republic of Georgia and is leading the development of an abandoned mine methane recovery and utilization program for Romania. Covalent Energy is continuing its strategy of creating development platforms for unconventional gas projects in other locations, including the Southern Africa region, where Covalent Energy is a founding partner and stakeholder in an independent drilling and gas field services company in Botswana.

Covalent Energy’s management team has many years of experience in assessing, developing, implementing and financing energy resources projects worldwide. Covalent Energy's technical team includes geologists and engineering specialists consisting of recognized experts in the petroleum exploration and production industry, particularly involving unconventional gas resources, supplying geologic, engineering, and technical services to implement, manage, and operate natural gas production and utilization projects.

To implement its energy projects, Covalent Energy has designed a Project Development Program based upon key value drivers such as management track record of in-country partners, fluidity in emerging markets, ability to grow rapidly within and across borders and scalability of operations with an anticipated increase in profitability. Covalent Energy believes that it is organized to take advantage of the international opportunities of: (i) surging demand for alternative-energy resources and power generation; (ii) privatization and modernization of the targeted energy sectors; (iii) creation and expansion of numerous private enterprises to serve as in-country partners; and (iv) cost and price competitiveness from strategically located natural resources.

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Item 3.02         Unregistered Sales of Equity Securities.

In connection with the completion of the Merger, Covalent Energy issued 197,946,117 shares of its common stock as Merger consideration. The description of the issuance of these securities set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01         Changes in Control of Registrant.

As Chartwell stated in a Current Report on Form 8-K filed October 27, 2010, it filed on August 16, 2010, a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York (Case No. 10-37462). On October 21, 2010 the U.S. Bankruptcy Court confirmed Chartwell's plan of reorganization and on September 6, 2011, the U.S. Bankruptcy Court entered a Final Decree closing the Chapter 11 case on the basis that the plan of reorganization was substantially complete.   Under the plan of reorganization, pursuant to section 1145 of the Bankruptcy Code, freely tradable shares of the newly reorganized registrant have been issued as follows: 5% to the holders of unsecured claims and 5% to the existing holders of shares of the registrant's common stock and preferred stock.  In addition, 90% of its issued and outstanding shares have been issued to the members of ERH. Under the plan of reorganization, the registrant had 21,994,013 shares of its common stock issued and outstanding, which shares have been subject to a 1:2 reverse stock split whereby each two outstanding shares of common stock were exchanged for one share of common stock, following which the registrant issued 197,946,117 shares to ERH, 10,997,006 shares to the holders of unsecured claims and 10,997,006 shares to the existing holders of its common and preferred stock.

Item5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with Chartwell’s plan of reorganization, and in connection with the completion of the Merger, Imre Eszenyi resigned as Acting President and Principal Accounting Officer of Chartwell, and John Onufrak, Angela Heung Tong, Robert Papiri, Jonathan Kelafant, Imre Eszenyi, and Ernest Stern were appointed as directors of Covalent. Mr. Onufrak was appointed as Acting President, and Oleh Voloshyn was appointed as Secretary and Treasurer and Vice President, Finance. With the exception of Mr. Onufrak, the directors and officers of Covalent Energy will begin serving their appointments upon the Company obtaining a directors and officers insurance, which is expected within the next 45 days.

John Onufrak, 60, was appointed as Acting President in September 2012 and is currently the Company’s sole Director. Mr. Onufrak has three decades of professional experience in business and project development and finance. Since 1990, Mr. Onufrak has been involved in the conception, development, and implementation of commercial projects in the countries of the former Soviet Union, and starting in 1999, shifted his efforts exclusively to the development and financing of energy and natural resources projects throughout the Black Sea region. From 2008 until the Merger, Mr. Onufrak was the Managing Member of Energy Resources Holdings, LLC, where he directed all aspects of the company’s investment program, which focused on development of energy resources in Ukraine, Georgia, Kazakhstan, and Turkey, and was responsible for building a portfolio of equity investments in unconventional gas projects. Mr. Onufrak negotiated, financed, and closed the acquisition of Covalent Energy Corporation, which included the assets of shares in a Botswana drilling and technical services company, and CBM lease acreage in Southwest Virginia, and which increased significantly the technical expertise for Covalent Energy.

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Key Director Qualifications: Mr. Onufrak has more than 20 years of international business experience, especially in Central/Eastern Europe and throughout the Black Sea region and the countries of the former Soviet Union; including the negotiation and structuring of project development joint ventures, and obtaining financing for emerging-markets projects from international financial institutions, parastatal organizations, and government-supported financial organizations, which are providing project finance credit facilities and other financing mechanisms to projects of Covalent Energy, including current processing of funding applications for proposed energy projects in developing countries, worldwide. Mr. Onufrak’s long-established direct involvement with the government ministries and close relationships with the in-country project sponsors, and his knowledge of the corresponding emerging markets are key elements of support for the current and future activities of Covalent Energy’s core business and for the success of Covalent Energy’s investments in various in-country project companies.

Jonathan Kelafant, 50, was appointed as a Director in September 2012. For the past 25 years, Mr. Kelafant served as Senior Vice President with Advanced Resources International, Inc., where he obtained a highly-specialized experience in unconventional gas resources, including coal bed/coal mine methane development, as well as the management of large, multi-year, multi-task oil and gas projects. Mr. Kelafant serves on the Board of Directors of three public companies involved in the natural resources sector, including extraction and utilization of gas from coal seams, shale, and tight sands. His project experience ranges from short-term reserve assessments for domestic and overseas production companies, including Exxon, Texaco, Shell, British Petroleum and Amoco, to multi-year, multi-million dollar field and research contracts for the Gas Research Institute, U.S. Department of Energy, European Investment Bank, among others. Mr. Kelafant has experience in natural gas resource assessment and recovery in numerous countries including Australia, Botswana, Canada, China, Czech Republic, Germany, India, Kazakhstan, Poland, Russia, South Africa, Ukraine, and the United States. In 1999, Mr. Kelafant was the founding principal of Covalent Energy Corporation and its President until being purchased recently by Covalent Energy.

Key Director Qualifications: Mr. Kelafant has more than two decades of experience in analyzing deposits of natural gas, oil, and mineral resources, negotiating international contracts for the production of energy, developing business opportunities, and serving as a director of publicly-traded energy companies, with all aspects of his business experience being of significant value to Covalent Energy.

Robert Papiri, 50, was appointed as a Director in September 2012. Since 2006 Mr. Papiri has served as an executive director in charge of corporate finance for Acer Capital Group, LLC, and as a senior advisor to Tangiers Capital, a hedge fund that provides convertible debt financing to small public companies. Mr. Papiri has significant experience in financing small-cap public companies and working with management and the board of directors of such companies to refine business strategies and obtain financing. From October 2002 until May 2003, Mr. Papiri was a partner with Goldmont Capital LLC, a boutique investment banking firm focusing primarily on originating deals and outside broker management. In 2003, Mr. Papiri formed RAP Capital Advisors, which later merged into Acer Capital Group, LLC, and Lynbrook Partners, serving as an advisor and consultant to small public companies and private companies going public. Since 2002, Mr. Papiri has been actively involved in the commercial real estate and commercial finance industries and, during the past several years, Mr. Papiri has placed over $400 million in debt and equity financing transactions. Since 2005, Mr. Papiri has acted as the managing member for five real estate partnerships with approximately 80 acres of multi-family and single-family land holdings and established a nationwide broker and principal network during this period.

Key Director Qualifications: Mr. Papiri provides significant expertise in structuring financings for small public companies, sourcing international projects in China and other countries in Asia, and negotiating joint ventures with foreign companies.

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Ernest M. Stern, 61, was appointed as a Director in September 2012. Mr. Stern is a shareholder in the law firm of Akerman Senterfitt LLP, which serves as outside U.S. counsel of Covalent, where he specializes in securities and corporate law, representing public companies, investment banks, and venture funds, and is the engagement partner for Covalent Energy. Mr. Stern received his undergraduate degree from Bowdoin College (A.B., Phi Beta Kappa, summa cum laude), and his J.D and LL.M (Taxation) degrees from Georgetown University Law Center (Case and Note Editor, Law and Policy in International Business).

Key Director Qualifications: Mr. Stern has extensive international business experience and contacts through his representation as a U.S. lawyer of many companies engaged in international business, knowledge of state and federal laws applicable to the Company and finance knowledge.

Angela Heung Tong, 56, was appointed as a Director in September 2012.  Since 2009 Ms. Heung has served as a managing partner in Computer Data Source Asia Pacific Co., Ltd. ("CDSAP"), a Hong Kong-based information technology company and a division of Computer Data Source (CDS), a company based in the United States. Ms. Heung has assisted CDSAP establish its presence in the Asian market, including having played a key role in successfully forging a joint venture between CDSAP and China Electronics Company, the largest IT company in China. Since 2007 Ms. Heung has functioned as President and CEO of City Group International Inc., a family-owned international investment company of which she is a 50% owner. At City Group International, Ms. Heung assisted manufacturing and distribution companies worldwide through her network of partners and associates, with global business development and trade relations, particularly in the United States and Asia. From 2002 until 2007, Ms. Heung was a founder and director in Blu Spa Holdings Ltd., an online retailer of personal care products that is listed on the Hong Kong Stock Exchange. Prior to 2002, Ms. Heung was the owner and director of Sinomax International Holdings, LLC., a manufacturer and designer of knit and woven clothing. Sinomax International employed over 6000 people throughout the United States and Asia and became the licensee for major brand companies such as Oscar de la Renta and Paolo Gucci. Ms Heung was appointed by the Xin Wah News Agency of China as one of ten outstanding Chinese women in different businesses to meet with Chinese government leaders. Ms. Heung represented the garment industry.

Key Director Qualifications: Ms. Heung has international business expertise and contacts in China and other countries that Covalent Energy believes will be very helpful toward the development and financing of international energy projects.

Imre Eszenyi, 43, was appointed as a Director in September 2012. Mr. Eszenyi founded the Orchestra companies in 2001 and is currently the Managing Partner of Orchestra Finance, LLP, a London-based independent investment firm. In 2005, Mr. Eszenyi joined the Board of Directors of Chartwell International, Inc., where he served as President and as a Director until his recent resignation. Previously, he has gained extensive experience in structuring and execution of capital markets and private equity transactions globally while serving in various senior capacities at global investment banking firms, including UBS Warburg, Credit Suisse First Boston, and Bankers Trust. Most recently with Orchestra Finance, Mr. Eszenyi was involved in providing financing for fast developing publicly-listed companies, including ThermoGenesis Corp. (“Kool”), FX Energy (“FXEN”), and Telkonet, Inc. (“TKO”).

Key Director Qualifications: Mr. Eszenyi has gained extensive business experience and international contacts with his direct involvement in both development-stage and revenue-producing companies.

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Oleh Voloshyn, 44, was appointed as Corporate Secretary and Treasurer in September 2012, and serves as Vice President, Finance. From 2007 until the Merger, Mr. Voloshyn worked as a consultant for Energy Resources Holdings, LLC, serving as a Project Analyst and as Manager for the Black Sea Region projects. During 2007–2009, Mr. Voloshyn served as Director of Finance and Operations Manager of Starpower Communications, at that time a publically-traded telecom services provider with 50,000 customers, 100 employees, and an annual operating budget of $18 million. During 2006–2007, Mr. Voloshyn served as the Financial Reporting Manager for Clark Construction, LLC, within a group of private companies that had combined revenues of over $5 billion, where he helped manage the Risk Management Department for various self-insurance programs and directed implementation of a new reporting database. From 2002 through 2006, Mr. Voloshyn served as Senior Financial Analyst/ Regional Manager for Comcast Corporation, Inc., a U.S. public company and nationwide telecom services provider, overseeing a $100 million capital expenditure for the Washington, D.C. Metropolitan Region, and was Manager of the regional accounting office. During 2000–2002, Mr. Voloshyn served as a Reporting and Pricing analyst for e.spire Communications, Inc., a U.S. public company and national telecom services provider, where Mr. Voloshyn provided daily sales pricing analysis and reporting for carrier and national channels. From 1996 to 1998, Mr. Voloshyn served as Business Manager for Intelnews, Inc., a Ukraine-based, English-language news agency, where he provided financial planning, budgeting, and forecasting, and advised on strategies for growth.

For Covalent Energy, Mr. Voloshyn coordinates the project implementation and technical teams, and provides oversight and supervision in the areas of budget control and analysis, work force planning, management of subcontractors, geo-technical work, and deliverables, quality control oversight, and report preparation.

Item 9.01             Exhibits and Financial Statements

(a)          Financial statements of businesses acquired.

The financial statements of ERH required by Rule 3-05 of Regulation S-X and paragraph (a) of Item 9.01 of this Current Report on Form 8-K will be filed by Covalent Energy by an amendment to this Current Report on Form 8-K within 71 calendar days of the date that this Current Report on Form 8-K is initially filed with the SEC.

(b)          Pro forma financial information.

The pro forma financial statements of ERH required by Item 2.01 and paragraph (b) of Item 9.01 of this Current Report on Form 8-K will be filed by Covalent Energy by an amendment to this Current Report on Form 8-K within 71 calendar days of the date that this Current Report on Form 8-K is initially filed with the SEC.

(c)          Exhibits

3(i)          Certificate of Incorporation of Covalent Energy International, Inc.

3(ii)         Bylaws of Covalent Energy International, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 13, 2012	Covalent Energy International, Inc.

	By:	/s/ John Onufrak
John Onufrak, President and Acting CEO

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